UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2024

Bristow Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700,	Houston,	Texas	77042
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(713)	267-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	VTOL	NYSE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On March 18, 2024, Richard E. Tatum, Vice President, Chief Accounting Officer of Bristow Group Inc. (the “Company”), departed the Company. His departure from the Company is not the result of any dispute or disagreement with the Company’s accounting principles or practices or financial statements and disclosures. The terms of Mr. Tatum’s departure from the Company are expected to be substantially consistent with the terms of a “Qualifying Termination” as set forth in the Bristow Group Inc. Senior Executive Severance Plan effective October 20, 2022, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 3, 2022.

On March 20, 2024, the Board of Directors of the Company appointed Donna Anderson to the position of Vice President, Chief Accounting Officer of the Company, effective as of March 25, 2024 (the “Effective Date”).

Ms. Anderson, age 50, served at Cactus, Inc. as Vice President and Chief Accounting Officer from December 2019 to March 2024. She joined Cactus, Inc. in July 2019 as their Corporate Controller. Prior to joining Cactus, Inc., Ms. Anderson served as Controller at Seitel, Inc. from 2005 until July 2019. Prior to that role, she was employed by Waste Management, Inc. from 2002 to 2005 where her last position was Financial Reporting Manager for Recycle America Alliance (a division of Waste Management). Ms. Anderson started her career with KPMG LLP in 1996, where her last position was Audit Manager. Ms. Anderson graduated from Texas A&M University with a Bachelor of Business Administration in Accounting. She is a certified public accountant in the State of Texas.

Ms. Anderson’s base salary will be $300,000, her target bonus opportunity for the current fiscal year will be 50% of her then current base salary and her annual equity grant target under the Company’s long-term equity incentive programs will be 110% of her then current base salary. In addition, on the Effective Date, Ms. Anderson will be granted a one-time equity award in the amount of $330,000 consisting of restricted stock units. The equity award was issued pursuant to the terms of the Company’s 2021 Equity Incentive Plan and the form of award agreements previously approved by the Board.

Ms. Anderson will also be eligible to participate in the Company’s other benefits as may be offered from time to time to other similarly situated employees, including participation in the Company’s 401(k) plan. In addition, Ms. Anderson is expected to enter into an indemnification agreement, in the form generally provided to officers of the Company.

The selection of Ms. Anderson to serve as the Company’s Vice President, Chief Accounting Officer was not made pursuant to any arrangement or understanding between Ms. Anderson and any other person. In addition, there are no family relationships between Ms. Anderson and any director or executive officer of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Ms. Anderson and the Company and/or its subsidiaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: March 21, 2024	By:	/s/ Elizabeth Matthews
Elizabeth Matthews Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary